Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 27, 2014, relating to the financial statements and financial highlights which appears in the August 31, 2014 Annual Report to Shareholders of the Schneider Small Cap Value Fund, Schneider Value Fund, Bogle Investment Management Small Cap Growth Fund, Free Market Fixed Income Fund, Free Market International Equity Fund,  Free Market U.S. Equity Fund, The RBB Fund, Inc. Money Market Portfolio, Matson Money U.S. Equity VI Portfolio, Matson Money International Equity VI Portfolio, and Matson Money Fixed Income VI Portfolio (constituting ten of the twenty-three separate portfolios of The RBB Fund, Inc., hereafter referred to as the “Funds”) which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", “Disclosure of Portfolio Holdings”, "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 22, 2014

Exhibit-99.B(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of  the Altair Smaller Companies Fund (a series of The RBB Fund, Inc.).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 22, 2014